UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2025

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On February 10, 2025, we issued a press release in which we reported our consolidated financial results for the three and twelve months ended December 31, 2024. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, Vertex Pharmaceuticals Incorporated (the “Company”) announced the retirement of Stuart A. Arbuckle, the Company’s Executive Vice President and Chief Operating Officer, effective on July 1, 2025. The Company also announced the appointment of Charles F. Wagner, Jr. as Chief Operating Officer of the Company and the appointment of Duncan J. McKechnie as Chief Commercial Officer of the Company. Mr. Wagner will remain the Company’s Executive Vice President and Chief Financial Officer following his appointment. The appointment of Messrs. Wagner and McKechnie will be effective on July 1, 2025.
Mr. Wagner has held the position of Executive Vice President and Chief Financial Officer since April 2019. For additional biographical information on Mr. Wagner, please see the Company’s Form 10-K filed with the Securities and Exchange Commission on February 15, 2024.
In connection with his appointment, the Company entered into a new employment agreement and a new change of control agreement with Mr. Wagner, which will replace his current employment agreement and change of control agreement. The employment agreement provides for Mr. Wagner to receive a base salary of $1,000,000 and a target annual bonus of 100% of base salary. The employment agreement also provides that if the Company terminates Mr. Wagner’s employment without cause or if Mr. Wagner terminates his employment for good reason, subject to his execution of a release of claims, he will be entitled to receive (i) an amount equal to 100% of his base salary and target annual bonus and (ii) any annual bonus earned by Mr. Wagner in the year prior to the year in which the termination of his employment occurs, if not paid. Under the employment agreement, if Mr. Wagner’s employment is terminated due to his death or disability, he will be entitled to receive (i) a pro-rated annual bonus (based on actual performance) for the year in which the termination of employment occurs and (ii) consistent with programs applicable to all of the Company’s employees, accelerated vesting of all of his outstanding options and restricted stock unit awards (with any applicable performance vesting criteria (to the extent not yet achieved) being deemed achieved at target). Under Mr. Wagner’s change of control agreement with the Company, upon a termination without cause on a date within 90 days prior to or 12 months after a change of control or a termination of employment by Mr. Wagner for good reason as a result of an event constituting good reason that occurs on a date within such same period, subject to his execution of a release of claims, Mr. Wagner will receive (i) an amount equal to 100% of his base salary and target annual bonus, (ii) a pro-rated portion of the target annual bonus for the year in which his employment terminates and (iii) full vesting of all of his outstanding equity awards (with any applicable performance vesting criteria for awards for which the performance criteria have not been certified being deemed achieved at target). On any termination described above, Mr. Wagner will be entitled to receive Company payment of medical, dental and life insurance premiums for 12 months following termination.
Mr. Wagner has a daughter employed by the Company in a non-executive position who received approximately $127,000 in total compensation in 2024 and also participated in our employee benefit plans on the same basis as other similarly situated employees in 2024.
The foregoing description of the agreements with Mr. Wagner does not purport to be complete and is qualified in its entirety by reference to the full text of the employment and change of control agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
In connection with his retirement, Mr. Arbuckle will be entitled to receive the retirement benefits set forth under his equity award agreements applicable to a “Qualified Participant.”
Mr. McKechnie has over 30 years’ experience in the industry, across a wide range of operational and strategic commercial roles in multiple disease areas and geographies at GlaxoSmithKline, Novartis and Vertex. He joined the Company approximately 12 years ago as Vice President, Global Commercial Strategy. He has served as SVP and Head of the North America Commercial team since November 2018. Mr. McKechnie has worked at the Company alongside Stuart Arbuckle for more than a decade and has played an instrumental role in architecting the successful launches of all the Company’s cystic fibrosis medicines. He has also overseen the U.S. launches of the Company’s first cell and gene therapy, CASGEVY, and of JOURNAVX, a non-opioid pain signal inhibitor representing the first new class of pain medicine approved in more than twenty years. Since April 2022, Mr. McKechnie has also overseen the Global Health Economics and Outcomes Research and Global Market Access and Value teams. Mr. McKechnie holds a Business & Marketing degree from the University of Plymouth in England.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits

Exhibit	Description of Document

99.1	Press Release Dated February 10, 2025.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: February 10, 2025	/s/ Jonathan Biller
Jonathan Biller
Executive Vice President, Chief Legal Officer